Exhibit 99.1

FOR IMMEDIATE RELEASE

European Biotech Acquisition Corp. Receives Expected Notification from Nasdaq Related to Delayed Quarterly Report

New York – June 4, 2021 – European Biotech Acquisition Corp. (the “Company”) today announced it received a notice on May 28, 2021 from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1). The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on Nasdaq, subject to the Company’s compliance with other applicable continued listing requirements.

On April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

The Company’s management and the Audit Committee of the Company’s board of directors are working to determine whether, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of March 18, 2021. Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Quarterly Report as soon as reasonably practicable.

The notice advises that under Nasdaq’s rules, the Company now has 60 calendar days to submit a plan to regain compliance, and if Nasdaq accepts the Company’s plan, it will have up to 180 calendar days from the filing due date to regain compliance. The Company can regain compliance with Nasdaq listing standards during this 180 day period when the Company files its Quarterly Report with the SEC. The Company’s securities will remain listed on Nasdaq under the symbols “EBAC,” “EBACU” and “EBACW.”

About European Biotech Acquisition Corp.

European Biotech Acquisition Corp. was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on identifying promising opportunities in the life sciences industry in Europe. The members of the management team are associated with LSP, one of Europe’s largest and most experienced healthcare investment firms.

Forward-Looking Statements

Certain statements made in this release are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the inability to timely prepare and file the Quarterly Report; (ii) the ability to select an appropriate target business or businesses; (iii) the ability to complete the initial business combination; (iv) the inability to maintain the listing of the Company’s shares on Nasdaq; (v) expectations around the performance of the prospective target business or businesses; (vi) success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the initial business combination; (vii) changes in applicable laws or regulations; (viii) the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business or in approving the initial business combination; and (ix) the ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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For inquiries please contact Eduardo Bravo at ebac@lspvc.com.